Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

Pursuant to Rule 457(u)

WisdomTree Bitcoin Fund

No.	Description	Value
1.	Name of the issuer	WisdomTree Bitcoin Fund
2.	Business address of Issuer	c/o WisdomTree Digital Commodity Services, LLC 250 West 34th Street, 3rd Floor New York, New York 10119
3.	Securities Act file number(s) of the registration statement(s) associated with the offering	333-254134
4.	If applicable, the date on which the issuer ceased operations or was deemed to cease operations, pursuant to Rule 456(d)(4)
5.	Last day of the fiscal year for the issuer for which the prospectus is filed	2025-12-31
Calculation of Registration Fee (Item 1):
6.	Name of the securities for which the prospectus is filed	Common Shares of Beneficial Interest
7.	Aggregate sale price of securities sold during the fiscal year	42,253,079.00
8.	Aggregate redemption or repurchase price of securities redeemed or repurchased during the fiscal year	226,413,871.00
9.	Aggregate redemption or repurchase price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not used previously to reduce registration fees payable to the Commission	0.00
10.	Net sales amount	0.00
11.	Amount of redemption credits available for use in future years to offset sales	184,160,792.00
12.	Fee Rate (multiplier for determining registration fee)	0.0001381
13.	Registration fee due (exclusive of any interest due)	0.00
14.	Note
Fees Summary:
15.	Total Registration Fees (exclusive of any interest due)	0.00
16.	Interest due pursuant to Rule 456(d)(5) if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	0.00
17.	Total amount of registration fee due, including any interest due, if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	0.00
18.	Total Fee Offsets	0.00
19.	Net amount of registration fee due (including any interest due if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year) after offsets	0.00